Exhibit 10 (c)

LETTER OF INTENT

October 22, 2003

The parties, listed below, hereby execute this Letter of Intent:

Karting International Inc.                  Super Sport International Ltd.
2251 N. Rampart Blvd., Ste. 323             PO Box 296
Las Vegas, NV                               Hereford, HR1 4YJ, UK

The parties have agreed to pursue an arrangement whereby Karting
International Inc. ("KTGI") will purchase 100% of Super Sport
International Ltd. ("SSI").

The parties agree to negotiate in good faith always keeping in mind that the benefits to the shareholders of both companies are foremost.

Initial agreement is hereby confirmed that both parties wish to accomplish the transaction in the quickest possible manner and will use their best efforts to accomplish the due diligence in a timely manner.

Both parties understand that an audit is required of both companies' financial matters and agree to cause the audits to be done as soon as possible.

Either party has the right to back out of negotiations at any time without cause until the time that the desired transaction is closed.

We agree on this date to the terms stated above.

For Karting International Inc.              For Super Sport
                                              International Ltd.

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Paul Gastwirth, President                   David Hutchinson,
Managing Dir.